SANSWIRE ANNOUNCES MANAGEMENT INVESTMENT

      Chairman, CEO and Partners Invest Further

KENNEDY SPACE CENTER, FL – February 1, 2011 (Marketwire) - Sanswire Corp. (OTCBB: SNSR), a developer of lighter-than-air unmanned aerial vehicles (UAVs) and related technologies, has received a further investment by its Chairman of the Board, Michael K. Clark, and its President and CEO, Glenn D. Estrella, along with other partners of the Company. The investors purchased an aggregate of $175,000 of shares of Common Stock and warrants to purchase shares of Common Stock of the Company, the proceeds of which will be used to advance the Company’s corporate and UAV operations. This new investment by the Company’s Chairman, CEO and partners follows an investment by the Company’s CEO and partners in November 2010 and a prior investment by the Company’s Chairman at the end of September.

Sanswire Chairman Michael K. Clark stated “Upon my arrival at Sanswire in June 2010, we evaluated the Company’s corporate structure and operations and we embarked on a program to resolve historic issues and prepare the Company for commercial success. I believe we are beginning 2011 in a stronger position, one where the Company is poised to take advantage of projected growth in a demanding market.  We also have implemented a series of fundamental corporate governance initiatives focused on transparency and adherence to our regulatory commitments. We intend to operate the Company in this framework of corporate integrity as we continue to pursue our commercial milestones in an aggressive strategic manner.”

President and CEO Glenn Estrella commented “Starting day one, I made it my responsibility to execute on our Chairman’s vision to transform Sanswire into a healthy commercial operation with the highest ethical standards.  The Company accomplished many goals in 2010, which we believe will be instrumental in positioning the Company for growth in 2011.  The investments made by our management team and partners evidence our collective belief in the Company and its goals. Together with our committed staff, partners and investors, we intend in 2011 to continue to re-define Sanswire and to transparently communicate Company news in full compliance with our reporting obligations.”

About Sanswire Corp.

Sanswire Corp. (OTCBB: SNSR) is a developer of autonomous, lighter-than-air UAVs capable of carrying payloads that provide persistent security solutions at low, mid, and high altitudes.  Sanswire’s airships are designed for use by government-related and commercial entities that require real-time intelligence, surveillance, and reconnaissance support for military, homeland defense, border and maritime missions.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the use of any proceeds or the effects of any investment in the Company, the sufficiency of any funding of the Company, the Company's ability to execute its business plan, achieve commercial success or growth in its business, or accomplish its strategic goals, the capabilities of the Company's products, the outcome of any testing of the Company's products, the outcome of any negotiations with government entities, or the Company's efforts to resolve historic issues or settle any pending litigation. The words "forecast," "project," "intend," "expect," "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company's previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Contact:	Sanswire Corp. 321-452-3545 Barbara Johnson investors@sanswire.com